Exhibit 99.2

CARDLYTICS ANNOUNCES SENIOR LEADERSHIP PROMOTIONS WITH NEW ROLES DESIGNED TO DRIVE CONTINUED GROWTH
Co-Founder and COO Lynne Laube to become CEO; CEO Scott Grimes to become Executive Chairman in new role
CFO David Evans to become Chief Administrative Officer in new role; SVP and Controller Andy Christiansen to become CFO
ATLANTA, GA - March 3, 2020 - Cardlytics (NASDAQ: CDLX), a purchase intelligence platform that makes marketing more relevant and measurable, today announced the creation of two new leadership roles and internal promotions for the CEO and CFO positions. Effective May 15, Cardlytics Co-Founder and COO Lynne Laube, 50, will become CEO. Cardlytics Co-Founder and CEO Scott Grimes, 57, will become Executive Chairman of the Board in a newly-created role, and John Balen, Chairman of the Cardlytics Board, will retain a leadership position on the board as Lead Independent Director at that time.
In another new role, Cardlytics CFO David Evans, 44, will become Chief Administrative Officer, reporting directly to Laube. Cardlytics SVP and Controller Andy Christiansen, 40, will become CFO. Evans and Christiansen assume their new roles on March 4.
Balen said, “On behalf of the Board, we are pleased to announce Cardlytics’ new leadership structure, including the creation of two new roles. Cardlytics has seen tremendous growth since Scott and Lynne founded the company 12 years ago. By leveraging existing leaders in new positions, we believe the company will be extremely well-positioned as it continues to scale.”
Grimes said, “I’m happy to announce these changes to our leadership team structure to prepare us for continued growth. Lynne has always been the clear choice as the next CEO, and is the right leader to further unlock the value of the unique platform we have built. David Evans will move into a broader and much-needed role as Chief Administrative Officer; and Andy Christiansen, who has served as our SVP and Controller for more than five years, is the clear choice to serve as our next Chief Financial Officer. These announcements formalize a transition that has been underway for some time as part of our long-term succession planning. I am confident in our plans and feel that these moves best position Cardlytics to execute against our significant long-term growth opportunities.”
Laube said, “I look forward to assuming the role of CEO in May, and continue to be incredibly excited about the future of Cardlytics. I am pleased to work with Scott, David, and Andy in their new roles, and as a team, we remain laser-focused on our key long-term priorities and evolving the Cardlytics platform.”
Investor Conference Call
As previously announced, Cardlytics will conduct a Fourth Quarter and Full Year 2019 Earnings Conference call at 5:00pm (ET) / 2:00pm (PT) today, March 3. To listen to the live webcast, please visit the Cardlytics Investor Relations website at http://ir.cardlytics.com/. A replay will be available.
About Cardlytics
Cardlytics (NASDAQ: CDLX) uses purchase intelligence to make marketing more relevant and measurable. We partner with financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in London, New York, San Francisco, and Visakhapatnam. Learn more at www.cardlytics.com.
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including the impact of the senior leadership promotions, Cardlytics continuing to scale and long-term growth opportunities. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.

Exhibit 99.2

Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our financial performance, including our revenue, margins, costs, expenditures, growth rates and operating expenses, and our ability to sustain revenue growth, generate positive cash flow and become profitable; our substantial dependence on our Cardlytics Direct product; risks related to our substantial dependence on JPMorgan Chase Bank, National Association (“Chase”), Bank of America, National Association ("Bank of America"), Wells Fargo Bank, National Association (“Wells Fargo”) and a limited number of other financial institutions (“FIs”) partners; our ability to successfully maintain relationships with Chase, Wells Fargo and Bank of America; the amount and timing of budgets by marketers, which are affected by budget cycles, economic conditions and other factors; our ability to generate sufficient revenue to offset contractual commitments to FIs; our ability to attract new FI partners and maintain relationships with bank processors and digital banking providers; our ability to maintain relationships with marketers; our ability to adapt to changing market conditions, including our ability to adapt to changes in consumer habits, negotiate fee arrangements with new and existing FIs and retailers, and develop and launch new services and features; and other risks detailed in the “Risk Factors” section of our Form 10-K filed with the Securities and Exchange Commission on March 3, 2020 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media Contact
ICR
cardlyticspr@icrinc.com